Exhibit 10.8

FORM OF EMPLOYEE SUBSCRIPTION AGREEMENT

This EMPLOYEE SUBSCRIPTION AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is dated as of [DATE], by and between Morton’s Holdings, LLC, a Delaware limited liability company (the “LLC” or “Company”), and [NAME], a natural person (the “Employee”). Capitalized terms used herein but not otherwise defined have the meaning set forth in Section 1 below.

WHEREAS, the Employee is an employee of the Company or one or more of its Subsidiaries;

WHEREAS, the parties desire to enter into an agreement regarding the grant by the Company to the Employee of the aggregate number of the Common Units set forth on Schedule I attached hereto, upon terms and conditions set forth herein;

WHEREAS, the Common Units granted hereunder by the LLC are pursuant to compensation and incentive arrangements established by the LLC’s Board of Advisors;

WHEREAS, the Employee acknowledges and agrees that the provisions of this Agreement (including, without limitation, Section 5) are material to the LLC and its Subsidiaries and are essential to protect the value of the LLC’s business and assets and that the LLC would not have entered into this Agreement without such provisions; and

WHEREAS, with respect to Employees who are residents of the State of California, the terms of this Agreement shall be deemed modified to reflect the provisions of Appendix I attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Solely for purposes of the definition of “Change in Control”, any Person who is a limited partner of Castle Harlan or any of its Affiliates shall be deemed to be an “Affiliate” of Castle Harlan hereunder.

“Board of Advisors” means the LLC’s Board of Advisors (as defined in the LLC Agreement).

“Castle Harlan” means Castle Harlan Partners III, L.P., a Delaware limited partnership.

“Change in Control” means either of the following: (i) a majority of the Board of Advisors shall be comprised of individuals other than designees of Castle Harlan or any of its Affiliates or (ii) Castle Harlan and its Affiliates (including, without limitation, affiliated management companies and their respective executives and employees), in the aggregate, shall cease to own (beneficially or of record, directly or indirectly) either (x) if no Qualified Public Offering of Common Units of the LLC (or its successor) has occurred, at least a majority of the voting power of all classes of units (other than the Preferred Units or other preferred units) of the LLC (or its successor) or (y) if a Qualified Public Offering of Common Units of the LLC (or its successor) has occurred, at least 20% of the voting power of all classes of units (other than the Preferred Units or other preferred units) of the LLC (or its successor).

“Common Unit” has the meaning set forth in the LLC Agreement. For purposes of this Agreement, a Person will be deemed to be an owner of Common Units whenever such Person has the right (other than pursuant to this Agreement) to acquire directly or indirectly such Common Units (directly or upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations with respect to the exercise of such right, including whether or not such right to acquire has vested or is unvested), whether or not such acquisition has actually been effected. Following any Conversion, all references herein to Common Units shall be deemed to be references to common stock (or other primary voting securities) of the Successor Entity or other appropriate references representing such equity interests.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Group” means the LLC and its Subsidiaries, collectively.

“Conversion” means a substitution of the LLC or a change in the legal status of the LLC (including in connection with a Public Offering) from a limited liability company into a business corporation or such other form of business organization (the “Successor Entity”) organized under the laws of State of Delaware or one of the other states or territories of the United States of America or the District of Columbia in such form and manner (including, without limitation, by merger, reorganization, liquidation, transfer of Units or assets of the LLC or any Subsidiary of the LLC, or by any other means permissible under applicable law) and with such classes of stock or other equity interests having such rights, preferences and other terms as may be approved by the Board of Advisors in accordance with the LLC Agreement.

“Distribution” means any dividend or other distribution by the LLC to Castle Harlan and/or its Affiliates, in their capacity as Unitholders of the LLC, of any cash, cash equivalents or marketable securities.

“Effective Time” means July 25, 2002.

“Employee” has the meaning set forth in the introductory paragraph hereof.

“Employee Agreement” means any agreement, arrangement or understanding (including, without limitation, any subscription agreement, employment agreement, letter or other agreement) between the Employee and the LLC (or any of its Subsidiaries).

“Employee Securities” means the Common Units acquired pursuant hereto by the Employee and will include Common Units issued with respect to Employee Securities by way of a split, dividend, distribution, combination, exchange, conversion, or other recapitalization, merger, consolidation or reorganization.

“Grant Date” has the meaning set forth in Section 2(b) hereof.

“IRR” means the average annual rate of return, calculated on the basis of monthly compounding, as reasonably determined by Castle Harlan in accordance with principles customarily used in the financial community in calculating internal rate of return on investment, with respect to the investment by Castle Harlan (and its Affiliates) in the Units of the LLC based solely on the net proceeds (but only to the extent constituting cash, cash equivalents or marketable securities (as such marketable securities are valued in the reasonable judgment of Castle Harlan)) received by Castle Harlan (and its Affiliates), in their capacity as Unitholders, on a fully diluted basis for or on account of any such Units as a result of the applicable Distribution and all prior Distributions, after deduction of the proportionate share of any fees or expenses paid or payable by Castle Harlan (and its Affiliates) in respect of any transaction(s) that gave rise to such Distributions. The IRR shall be calculated using the actual number of months elapsed between the date of the investments made by Castle Harlan (and its Affiliates) in the LLC and the date of the applicable Distribution, and should Castle Harlan (and its Affiliates) have invested additional amounts in the LLC, or received amounts of distributions from the LLC, since the Effective Time, the calculation of the IRR shall take into account such amounts as having been so invested or distributed, as the case may be, on the first day of the month in which Castle Harlan (and its Affiliates) makes such additional investment or receives such distribution, as the case may be. For purposes of the foregoing calculation, the IRR shall be rounded down to 1 decimal place. (For the avoidance of doubt, in no event shall any management fees or other similar fees received by Castle Harlan (or its Affiliates) be factored into the calculation of the IRR.)

“IRR Target” means an IRR of thirty percent (30%) per annum.

“Joinder Agreements” has the meaning set forth in Section 2(c) hereof.

“Joinders” has the meaning set forth in Section 2(c) hereof.

“Liquidation Event” means any of the following: (i) a liquidation or dissolution of the Company, (ii) the sale or other disposition in one or the final of a series of related transactions of all or substantially all of the assets or businesses of the Company and its Subsidiaries to any Person (or group of Persons) other than Castle Harlan (and/or its Affiliates), or (iii) a sale of equity, merger, acquisition, consolidation, combination, reorganization or other transaction involving or relating to the Company resulting in less than 10% of the combined voting power of the surviving or resulting entity being owned by Castle Harlan (and/or its Affiliates).

“LLC” has the meaning set forth in the introductory paragraph hereof.

“LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Morton’s Holdings, LLC, dated as of October 29, 2002, by and among the parties thereto, as in effect from time to time.

“Performance Vesting Employee Securities” means the Employee Securities set forth opposite the term “Performance Vesting Employee Securities” on Schedule I attached hereto.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Preferred Unit” has the meaning set forth in the LLC Agreement. Following any Conversion, all references herein to Preferred Units shall be deemed to be references to preferred stock of the Successor Entity or other appropriate references representing such equity interests, in each case consistent in all material respects with such relative preferences and rights as those of the Preferred Units.

“Public Offering” means an initial public offering registered under the Securities Act of equity securities of the LLC.

“Qualified Public Offering” means an underwritten public offering registered under the Securities Act of equity securities of the LLC generating net cash proceeds (after deduction of underwriting commissions and discounts) of at least $20,000,000.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, general partner or similar controlling Person of such limited liability company, partnership, association or other business entity.

“Successor Entity” has the meaning set forth in the definition of “Conversion”.

“Time Vesting Employee Securities” means the Employee Securities set forth opposite the term “Time Vesting Employee Securities” on Schedule I attached hereto.

“Unit” has the meaning set forth in the LLC Agreement, and shall include any Units (including, without limitation, the Common Units and Preferred Units) issued or issuable to, or owned by, the Unitholders on the date hereof and any other equity securities of the LLC acquired by, or issued or issuable to, the Unitholders on or after the date hereof. For purposes of this Agreement, a Person will be deemed to be an owner of Units whenever such Person has the right (other than pursuant to the terms of this Agreement) to acquire directly or indirectly such Units (directly or upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but, unless otherwise provided in this Agreement, disregarding any restrictions or limitations upon the exercise of such right, including whether or not such right to acquire has vested or is unvested), whether or not such acquisition has actually been effected.

“Unitholder” has the meaning ascribed to such term under the Unitholders Agreement.

“Unitholders Agreement” means the Amended and Restated Unitholders Agreement of the Company, dated as of October 29, 2002, as in effect from time to time.

“Unvested Common Units” has the meaning set forth in Section 3(a) hereof.

“Vesting Employee Securities” means the Performance Vesting Employee Securities and Time Vesting Employee Securities, collectively.

“Vested Common Units” has the meaning set forth in Section 3(a) hereof.

2. Employee Securities.

(a) Subject to the terms and conditions set forth herein, the LLC shall grant to the Employee the aggregate number of Common Units set forth on Schedule I attached hereto. One-half ( 1/2) of such Common Units shall be designated as Time Vesting Employee Securities and one-half ( 1/2) of such Common Units shall be designated as Performance Vesting Employee Securities, in each case as indicated on Schedule I attached hereto.

(b) The date of grant shall be date listed in Schedule I attached hereto (the “Grant Date”). On the Grant Date, the Employee shall execute and deliver to the LLC the Section 83(b) election form (as attached hereto as Exhibit A) necessary for the Employee to make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. The LLC shall promptly, and in any event within 30 calendar days of the Grant Date, mail the Section 83(b) election, as executed by the Employee, to the Internal Revenue Service on behalf of the Employee.

(c) Upon execution of this Agreement, the Employee shall execute and deliver a joinder to the LLC Agreement (as attached hereto as Exhibit B) and a joinder to the Unitholders Agreement (as attached hereto as Exhibit C) (such joinders, collectively, the “Joinders” and the underlying LLC Agreement and the Unitholders Agreement, collectively, the “Joinder Agreements”), to the extent the Employee is not already a party to the respective Joinder Agreements, whereupon, as applicable, the Employee shall become (x) a “Member” and an “Executive” under the LLC Agreement and (y) a “Unitholder” and an “Executive” under the Unitholders Agreement; provided, that, notwithstanding the foregoing to the contrary, the Employee shall have the rights (economic, voting and otherwise) as a Member, Unitholder or otherwise under the Joinder Agreements with respect to Employee Securities only at such time or times that the respective Employee Securities shall have vested pursuant to the provisions of this Agreement; provided, that any rights to distributions and any rights to allocation of income or loss with respect to Employee Securities shall be unvested and retained by the Company during the period that the respective Employee Securities shall not have vested, and such rights shall be paid or provided to the Employee if and when the Employee Securities vest, in proportion to the total Employee Securities that are vested from time to time.

(d) In connection with the grant of the Employee Securities, the Employee represents and warrants to the LLC that:

(i) The Employee Securities granted or to be granted to the Employee pursuant to this Agreement will be held for the Employee’s own account for investment purposes only and not with a view to, or intention of, the resale or distribution thereof in violation of the Securities Act, or any applicable state securities laws. The Employee understands that (x) the Employee Securities have not have been registered under the Securities Act or any state securities laws and were issued in a private transaction in reliance upon specific exemptions from such registration under Section 4(2) thereof, and (y) there is no existing public or other market for the Employee Securities. The Employee Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person acting on behalf of the Employee in connection with this Agreement or the transactions contemplated hereby.

(iii) The Employee is sophisticated in financial matters and is able to evaluate the risks and benefits of holding the Employee Securities and has determined that such investment in the Employee Securities is suitable for the Employee, based upon the Employee’s financial situation and needs, as well as the Employee’s other securities of the LLC.

(iv) The Employee is able to bear the economic risk of the Employee’s investment in the Employee Securities for an indefinite period of time and the Employee understands that the Employee Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(v) The Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Employee Securities and has had full access to such other information concerning the LLC and its Subsidiaries as the Employee has requested. Without limiting the generality of the foregoing, the Employee confirms that he has received and reviewed a copy of the LLC Agreement and the Unitholders Agreement.

(vi) This Agreement constitutes the legal, valid and binding obligation of the Employee, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by the Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Employee is a party or by which the Employee is bound (including, without limitation, any non-compete, nonsolicitation or confidentiality agreement) or any judgment, order or decree to which the Employee is subject. The Employee agrees to notify the Board of Advisors of any matter (including, but not limited to, any potential acquisition by the LLC or any of its Subsidiaries) that, to Employee’s knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

(e) As an inducement to the LLC to grant the Employee Securities to the Employee, and as a condition thereto, the Employee acknowledges and agrees that:

(i) neither the Employee’s ownership of any equity of the LLC, the grant of the Employee Securities to the Employee, nor any provision contained herein shall entitle the Employee to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate the Employee’s employment at any time for any reason; and

(ii) the Company shall have no duty or obligation to disclose to the Employee, and the Employee shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Employee Securities upon the termination of the Employee’s employment with the Company and its Subsidiaries or as otherwise provided hereunder.

(f) The Company and the Employee acknowledge and agree that this Agreement has been executed and delivered, and the Employee Securities have been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the LLC and the Employee, which arrangements have been established by the Board of Advisors.

3. Vesting of Vesting Employee Securities.

(a) Date Hereof. None of the Vesting Employee Securities are vested as of the date hereof. Vesting Employee Securities that have become vested in accordance with the terms of this Agreement are referred to herein as “Vested Common Units”, and all other Vesting Employee Securities are referred to herein as “Unvested Common Units”. Notwithstanding anything to the contrary, the number of Vested Common Units shall not increase once the Employee ceases to be employed by the Company and/or any of its Subsidiaries.

(b) Time Vesting Employee Securities.

(i) Except as otherwise provided in Section 3(b)(ii) below, Time Vesting Employee Securities vest as of the following dates, if, as of each such date, the Employee is employed by the Company or any of its Subsidiaries:

Date	Cumulative Percentage of Time Vesting Employee Securities That Shall Vest
Third Anniversary of Grant Date	40%
Fourth Anniversary of Grant Date	70%
Fifth Anniversary of Grant Date	100%

(ii) Acceleration of Vesting Upon a Change in Control. If the Employee is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement until a Change in Control, the portion of the Employee’s outstanding Time Vesting Employee Securities that has not become vested at the date of such Change in Control shall immediately vest simultaneously with consummation of the Change in Control.

(c) Performance Vesting Employee Securities.

(i) Upon the occurrence of the earlier of (x) a Change in Control or (y) a Liquidation Event (such earlier event, the “Final Test Event”) (after giving effect to any concurrent Distribution), subject to the ordering rule set forth in Section 3(c)(ii), the Performance Vesting Employee Securities shall become vested to the extent that Castle Harlan (and its Affiliates) shall have achieved an IRR at least equal to the IRR Target as of the date of the consummation of the Final Test Event (after giving effect to any concurrent Distribution), but only if the Employee is employed by the Company or any of its Subsidiaries on such date and has continuously been so employed from the date of this Agreement through such date (it being understood and agreed that, notwithstanding anything to the contrary in this Agreement, in computing the IRR for purposes of this Section 3(c)(i), the value of the Units held by Castle Harlan (and its Affiliates), as such value is determined in the reasonable judgment of Castle Harlan (taking into account all relevant factors determinative of value), shall be factored into the calculation of the IRR as if Castle Harlan (and its Affiliates) had received such value in cash on the date of consummation of the Final Test Event).

(ii) The IRR shall be computed by first assuming that the Performance Vesting Employee Securities, together with any and all other performance vesting employee securities that may have been issued by the Company, all on a pro rata basis, become vested on a unit-by-unit basis, such that Performance Vesting Employee Securities become vested on a pro rata basis only with respect to that portion of the Performance Vesting Employee Securities that permit the IRR Target to be satisfied.

(iii) Upon the occurrence of the Final Test Event (after giving effect to any concurrent Distribution), Performance Vesting Employee Securities that constitute Unvested Common Units shall be immediately forfeited without any action of the part of any Person.

4. Right to Repurchase Employee Securities Upon the Employee’s Termination. Upon the termination of the Employee’s employment, (x) Vested Common Units are subject to repurchase in accordance with the terms of Section 11 of the Unitholders Agreement (it being understood and agreed that the calculation of “fair market value” thereunder shall be determined in the sole discretion of the Board of Advisors) and (y) Unvested Common Units shall be immediately and automatically forfeited without any action on the part of any Person.

5. Unitholder Agreement Covenants. The Employee acknowledges that, upon execution and delivery of the Joinders, the Employee shall be subject to the terms of the Joinder Agreements. Without limiting the foregoing, the Employee shall be subject to the terms of Section 9 of the Unitholders Agreement (including, without limitation, in respect of nondisclosure of confidential information and non-disparagement).

6. Restrictions on Transfer.

(a) If certificated, the Employee Securities will bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN (I) THAT CERTAIN EMPLOYEE SUBSCRIPTION AGREEMENT, DATED AS OF [DATE], AS AMENDED AND MODIFIED FROM TIME TO TIME, BY AND BETWEEN MORTON’S HOLDINGS, LLC (THE “COMPANY”) AND THE SIGNATORY THERETO, (II) THAT CERTAIN AMENDED AND RESTATED UNITHOLDERS AGREEMENT, DATED AS OF OCTOBER 29, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, AND (III) THAT CERTAIN SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF OCTOBER 29, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME, BY AND AMONG THE PARTIES THERETO, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(b) The Employee understands that the Employee Securities have not have been registered under the Securities Act or any state securities laws and were issued in a private transaction in reliance upon specific exemptions from such registration under Section 4(2) thereof and the Employee agrees that without registration (and subject to the terms of the Joinder Agreements), the Employee Securities may not be sold, pledged, hypothecated, or otherwise transferred at any time whatsoever, except on delivery to the Company of an opinion of counsel satisfactory to the Board of Advisors that registration is not required for the transfer, or the submission to the Board of Advisors of other evidence satisfactory to the Board of Advisors to the effect that any transfer will not be in violation of the Securities Act and applicable state securities laws or any rule or regulations promulgated thereunder.

(c) Each holder of Employee Securities acknowledges and agrees that the Employee Securities are subject to additional restrictions and limitations contained in the Joinder Agreements and any transferee of Employee Securities shall hold such Employee Securities subject to the restrictions and limitations contained in this Agreement (including, without limitation, the risk of forfeiture) as well as such additional restrictions and limitations contained in the Joinder Agreements.

7. Tax Matters. The Employee shall be solely responsible for, and shall indemnify, defend and hold harmless the Company and its Subsidiaries (and their respective officers, directors, employees and members) for, any liability associated with federal, state or local income tax withholding and employment tax withholding in respect of the Employee or his transferees (including all interest, penalties and additions to tax with respect thereto) resulting from, or arising with respect to, the issuance to the Employee (or transfer to any such transferee) of any Common Units or other equity interests in the Company, whether acquired by purchase from the Company or otherwise, or the holding by the Employee or his transferees of any such Common Units or other equity interests in the Company.

8. Notices. All notices, demands and other communications to be given or delivered under or by reason of provisions under this Agreement (a) shall be in writing, (b) must be delivered via a nationally-recognized overnight delivery service (delivery charges prepaid) or via facsimile along with written confirmation, and (c) shall be effective only upon actual receipt by the recipient at the addresses or facsimile numbers indicated below:

To the LLC:

Morton’s Holdings, LLC

c/o Castle Harlan Partners III, L.P.

150 East 58th Street

New York, NY 10155

Facsimile:        [NUMBER]

Attention:        [NAME]

and

Morton’s Restaurant Group, Inc.

3333 New Hyde Park Road

New Hyde Park, NY 11042

Facsimile:        [NUMBER]

Attention:        [NAME]

with copies (which shall not constitute notice) to:

Castle Harlan Partners III, L.P.

150 East 58th Street

New York, NY 10155

Facsimile:        [NUMBER]

Attention:        [NAME]

and

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Facsimile:        [NUMBER]

Attention:        [NAME]

To the Employee:

At the address set forth on the signature page hereto.

or such other address, facsimile number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

9. Miscellaneous.

(a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Employee Securities in violation of any provision of this Agreement or any of the Joinder Agreements shall be null and void, and the LLC shall not record such transfer on its books or treat any purported transferee of such Employee Securities as the owner of such securities for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein, and to the fullest extent permitted by law a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(c) Complete Agreement. This Agreement, the Joinders and the Joinder Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the LLC and its successors and assigns and the Employee and any subsequent holders of Employee Securities and the respective successors and assigns of each of them, so long as they hold Employee Securities; provided, that the rights and obligations of the Employee under this Agreement shall not be assignable except in connection with a transfer of Employee Securities that is permitted hereunder and under the Joinder Agreements.

(f) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, that any questions requiring interpretation of the laws governing limited liability companies shall be governed by the Delaware Limited Liability Company Act.

(g) Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE LLC OR THE EMPLOYEE WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE OR IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LLC AND THE EMPLOYEE ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE LLC AND THE EMPLOYEE HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

(h) Waiver of Jury Trial. THE LLC AND THE EMPLOYEE HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE LLC AND THE EMPLOYEE AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

(i) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including, without limitation, reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(j) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely.

(k) Amendment and Waiver. The terms and provisions of this Agreement (including the Schedules, Exhibits and Appendices hereto) may be modified or amended (and any term or provision may be waived) at any time and from time to time with the written consent of the Company and the Employee; provided, that the Company may at any time and from time to time modify, amend or waive any term or provision of this Agreement (including the Schedules, Exhibits and Appendices hereto) without the consent of the Employee (or any other Person) so long as such modification, amendment or waiver does not materially and adversely affect the Employee.

(l) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investor Unitholders (as defined under the Unitholders Agreement).

(m) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(n) Inconsistency Between Agreement and Either Joinder Agreement. If there is any inconsistency between this Agreement, on the one hand, and either Joinder Agreement, on the other hand, then the relevant provisions of the applicable Joinder Agreement shall govern to the extent of such inconsistency, except that the provisions of Section 4 of this Agreement and the provisions of Appendix I attached to this Agreement shall in any event govern.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Employee Subscription Agreement as of the date first written above.

MORTON’S HOLDINGS, LLC

By:
Name:	[NAME]
Title:	[TITLE]

Sign:
Print Name: [NAME]
Address: [ADDRESS1]
[ADDRESS2]

Social Security Number: [SS#]